PRICING SUPPLEMENT NO. 111                                      Rule 424(b)(3)
DATED: January 14, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:       Floating Rate Notes         Book Entry Notes
$30,000,000             [x]                         [x]

Original Issue Date:    Fixed Rate Notes            Certificated Notes
January 20, 1998        [_]                         [_]

Maturity Date:
January 20, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                          Optional         Optional
                       Redemption         Repayment        Repayment
Redeemable On          Price(s)           Date(s)          Price(s)
-------------          ----------         ---------        ---------

N/A                    N/A                N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%


-----------------------------------
*        On the 20th of each month.

**       On the 20th of each month commencing on February 20, 1998.

***      The one-month LIBOR Tyelerate on January 15, 1998.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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